UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014 (July 21, 2014)

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33901	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 681-3600

10 Bank Street, 12th Floor

White Plains, NY 10606

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2014, Fifth Street Finance Corp. (the “Company”) announced that its Board of Directors promoted Richard A. Petrocelli to Chief Financial Officer, effective July 22, 2014. Alexander C. Frank is stepping down as CFO but remains Chief Operating Officer of Fifth Street Management LLC, the Company’s investment adviser.

Prior to his promotion, Mr. Petrocelli served as Chief Accounting Officer of the Company. Previously, Mr. Petrocelli spent 15 years at Saratoga Partners, a middle market private equity firm, where he was Managing Director and CFO. Additionally, he served as CFO and Chief Compliance Officer of Saratoga Partner’s publicly-traded business development company, Saratoga Investment Corp.

As disclosed in the Company’s other SEC filings, none of the Company’s executive officers receive direct compensation from the Company. The compensation paid to the Company’s CFO is set by the Company’s administrator, FSC CT, Inc., and is subject to reimbursement by the Company with respect to the allocable portion of such compensation for services rendered to the Company.

The Company filed a press release on July 23, 2014 to announce these management changes, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2014	FIFTH STREET FINANCE CORP.

	By:	/s/ David H. Harrison
Name: David H. Harrison
Title: Chief Compliance Officer